UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition Matters

On March 26, 2020, Regional Management Corp. (the “Company”) entered into a new Employment Agreement with Robert W. Beck, the Company’s Executive Vice President and Chief Financial Officer, whereby Mr. Beck was appointed as the President and Chief Executive Officer (“CEO”) of the Company, effective as of March 26, 2020 (the “Effective Date”). In addition, effective as of the Effective Date, the Board of Directors of the Company (the “Board”) appointed Mr. Beck as a member of the Board. The Company also has appointed Michael S. Dymski to serve as interim Chief Financial Officer (the “Interim CFO”), effective as of the Effective Date. On March 26, 2020, the employment of Peter R. Knitzer, the Company’s President and Chief Executive Officer, was terminated without cause, effective immediately. He will receive severance and other benefits in accordance with the terms of his Employment Agreement with the Company, dated May 6, 2019, the terms of which have previously been disclosed. Mr. Knitzer’s separation is unrelated to the current COVID-19 pandemic, for which the Company issued a press release to provide a business update as described in Item 7.01 of this Current Report on Form 8-K (the “Report”).

Mr. Beck, age 56, has over 30 years of financial services experience and a broad range of skills, including financial planning and analysis, treasury and capital management, retail branch distribution, mergers and acquisitions, and product and business strategy. Prior to joining the Company as Chief Financial Officer in July 2019, he was Executive Vice President and Chief Operating Officer of the Leukemia and Lymphoma Society from June 2018 to July 2019. Before that, he held various roles at Citigroup from May 1989 to April 2018, including Chief Operating Officer of Citibank’s US Retail Bank (2014 to 2018) and Chief Financial Officer of Citibank’s US Consumer and Commercial Bank (2012 to 2014). Mr. Beck received his BS in Business Administration and Management from Washington University in St. Louis, and his MBA in Finance and International Business from New York University’s Stern School of Business.

Mr. Dymski, age 48, has over 25 years of financial services experience and is skilled in business strategy, financial planning and analysis, SEC and GAAP reporting, and mergers and acquisitions. Prior to his promotion to interim CFO, Mr. Dymski served as the Company’s Chief Accounting Officer since 2016 and the Company’s Corporate Controller from 2013 to 2016. From 2011 through 2013, he was the Director of Finance, South USA with TD Bank. From 2000 through 2010, Mr. Dymski was employed by The South Financial Group in various roles, including Vice President and Controller of Finance and Accounting and Senior Vice President of Finance. Mr. Dymski, who earned a Bachelor of Business Administration degree from the University of Georgia, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Neither Mr. Beck nor Mr. Dymski has any family relationships with any of the Company’s directors or executive officers. In addition, there are no arrangements or understandings between either of Mr. Beck or Mr. Dymski and any other person pursuant to which either was selected to his respective office, and there are no related party transactions involving either Mr. Beck or Mr. Dymski that are reportable under Item 404(a) of Regulation S-K.

On March 26, 2020, the Company issued a press release announcing Mr. Beck’s appointment as President, CEO, and a director, Mr. Dymski’s appointment as interim CFO, and Mr. Knitzer’s termination as President, CEO, and as a director, in each case effective as of the Effective Date. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement – Robert W. Beck

In connection with his appointment as the Company’s President and CEO, Mr. Beck entered into an Employment Agreement with the Company (the “Employment Agreement”), dated March 26, 2020, with a term commencing on the Effective Date and terminating three years thereafter. The Employment Agreement replaces his previous employment agreement with the Company, entered into effective July 10, 2019 (the “Prior Agreement”). Pursuant to the Employment Agreement, Mr. Beck will be paid an annual base salary of $600,000 (pro-rated for any partial year and less applicable withholdings), which is subject to increases as may be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”) from time to time. For each fiscal year during the employment term, Mr. Beck is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan, as amended, based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 150% of his base salary. The Employment Agreement provides that Mr. Beck’s target bonus for 2020 will be $787,364.

The Employment Agreement also provides that Mr. Beck will receive compensation in the following forms: a nonqualified stock option (the “Option”); a restricted stock award (the “RSA”); a performance-contingent restricted stock unit award (the “RSU”); and a cash-settled performance unit award (the “Performance Unit Award”), each of which is to be granted under and subject to the terms of the Company’s 2015 Long-Term Incentive Plan, as amended and restated, or any successor plan (collectively, the “2015 Plan). The terms of the Option and RSA are described below under “Executive Compensation Matters.” The RSU and a Performance Unit Award are in lieu of (and not in addition to) the grants of an RSU and Performance Unit Award provided under the Prior Agreement and are described below.

The number of shares subject to the RSU will be determined by dividing $400,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The RSU will be eligible for vesting on December 31, 2022, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Beck’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

The Performance Unit Award will be eligible for vesting on December 31, 2022, if and to the extent the performance criteria established by the Compensation Committee have been achieved and subject to Mr. Beck’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the Performance Unit Award at vesting will be equal to $400,000.

Commencing in 2021, and for the remainder of the term of the Employment Agreement, Mr. Beck will be eligible to receive an annual base salary and cash and equity-based incentive compensation opportunities totaling in the aggregate at least $3,600,000, subject to the Compensation Committee’s discretion to adjust base salaries, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by the Compensation Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

If Mr. Beck’s employment is terminated by the Company without “cause” or by Mr. Beck as a result of “good reason” (each as defined in the Employment Agreement), Mr. Beck will be entitled to receive: (i) accrued but unpaid salary through his termination date; (ii) two times his salary in effect on the termination date, payable over a period of 24 months following his termination date; (iii) two times his “average bonus” (as defined in the Employment Agreement) determined as of the termination date, payable over a period of 24 months following his termination date; (iv) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year; (v) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 24 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (vi) reasonable outplacement service expenses for 24 months following his termination date, which shall not exceed $25,000 per year; and (vii) reimbursement of expenses incurred prior to termination.

If Mr. Beck’s employment terminates due to his death or “disability” (as defined by the Employment Agreement), Mr. Beck, his designated beneficiary or his estate, as applicable, will be entitled to receive: (i) accrued but unpaid salary prior to his death or disability; (ii) reimbursement of expenses incurred prior to his death or disability; and (iii) the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Beck’s employment is terminated due to disability, he is entitled to continued payment of (i) two times his salary in effect on the termination date, payable over a period of 24 months following his termination date, (ii) two times his average bonus, payable over a period of 24 months following his termination date, (iii) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 24 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer, and (iv) reasonable outplacement service expenses for 24 months following his termination date, which shall not exceed $25,000 per year, with the foregoing amounts reduced by the amounts payable under any disability insurance, plan, or policy provided and paid for by the Company.

If the Company terminates Mr. Beck’s employment with “cause” or if Mr. Beck voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, Mr. Beck is also entitled to payment of the bonus for the preceding year.

Mr. Beck is also subject to customary restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. In addition, Mr. Beck is required to comply with any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Compensation Arrangement – Michael S. Dymski

In connection with his promotion to interim CFO, the Company has agreed to (i) pay Mr. Dymski a quarterly bonus (the “Bonus”) in the amount of $15,000 (subject to his continued service as interim CFO), payable ratably over each such quarter pursuant to the Company’s regular payroll practices, less applicable tax withholdings and with any partial quarters of service to be pro-rated, and (ii) grant Mr. Dymski a restricted stock award (the “Dymski RSA”) as described under the heading “Executive Compensation Matters” below. Mr. Dymski’s base salary shall remain unchanged, and he shall continue to be eligible to receive such other compensation and benefits to which he is currently entitled under the Company’s compensation and benefit plans and arrangements, subject to continued eligibility and the Company’s right to amend or terminate such plans or arrangements.

Increase in Size of Board

On March 26, 2020, upon recommendation by the Corporate Governance and Nominating Committee of the Board, the Board increased the size of the Board from eight members to nine members and, as noted above, appointed Mr. Beck as a new member of the Board, effective March 26, 2020.

Director Resignation

On March 26, 2020, the Board accepted the resignation of Peter R. Knitzer, a member of the Board, effective immediately. Mr. Knitzer resigned in accordance with the Company’s Corporate Governance Guidelines, which require an executive who is no longer employed by the Company to tender his resignation from any Board seat. Mr. Knitzer’s resignation was not the result of any disagreement relating to the Company’s operations, polices, or practices, including financial reporting.

Executive Compensation Matters

On March 26, 2020, following consultation with its independent compensation consultant, the Compensation Committee approved certain compensation arrangements with respect to certain of the Company’s named executive officers and Mr. Dymski, as described below.

The Committee granted (i) nonqualified stock options to certain of the Company’s named executive officers and (ii) restricted stock awards (“RSAs”) to certain of the Company’s named executive officers and Mr. Dymski, in each case subject to the terms of the 2015 Plan and the applicable award agreement.

The officers were granted a nonqualified stock option, subject to a Nonqualified Stock Option Agreement (the “NQSO Agreement”), to purchase such number of shares of the Company’s common stock as may be determined by dividing the value of the grant (as described below) by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP and the Black-Scholes option pricing model) as follows: Mr. Beck: $400,000; Mr. Schachtel: $155,625; and Mr. Fisher: $135,000. The option price of each option is equal to the fair market value of the Company’s common stock on the grant date, and each option has a 10-year term, with one-third of the shares subject to each option vesting on each of December 31, 2020, December 31, 2021, and December 31, 2022, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the 2015 Plan or the NQSO Agreement, the form of which was previously filed with the Securities and Exchange Commission (the “SEC”).

The officers were granted RSAs, subject to a Restricted Stock Award Agreement (“RSA Agreement”), with the number of shares calculated by dividing the value of the grant by the fair market value of the Company’s common stock on the grant date, based upon grants of the following values: Mr. Beck: $400,000; Mr. Dymski: $80,000; Mr. Schachtel: $155,625; and Mr. Fisher: $135,000. One-third of the shares subject to each award shall vest on each of December 31, 2020, December 31, 2021, and December 31, 2022, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the 2015 Plan and the RSA Agreement, the form of which was previously filed with the SEC.

Item 7.01. Regulation FD Disclosure.

On March 26, 2020, the Company issued a press release to provide a business update regarding its response to the COVID-19 pandemic. A copy of the press release is attached hereto as Exhibit 99.2.

The information set forth in this Item 7.01 of this Report, including Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Report shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated March 26, 2020, between Robert W. Beck and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on March 26, 2020 (regarding executive transition matters)

99.2	Press Release issued by Regional Management Corp. on March 26, 2020 (regarding business update)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.
Date: March 30, 2020	By:	/s/ Robert W. Beck
Name: Robert W. Beck Title: President and Chief Executive Officer